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                                                                  EXHIBIT 10.15A


                                  AMENDMENT TO
                              GOVERNANCE AGREEMENT


     THIS AGREEMENT is entered into this 13th day of October 1997, by and between Abgenix, Inc. ("Abgenix") and CELL GENESYS, INC. ("Cell Genesys").

     WHEREAS the parties entered into the GOVERNANCE AGREEMENT (the "Original Agreement").

     WHEREAS the parties enter this Agreement to amend Sections 1, 2 and 6 of the Original Agreement as set forth below.

     NOW THEREFORE, the parties agree as follows:

     1. Section 1. Section 1 of the Original Agreement shall be amended to add a new Section 1.5 as follows:

          "1.5 As to matters relating to nomination of directors by Cell Genesys as provided in Section 1 of this Agreement Abgenix shall be entitled to rely on the decisions of the Cell Genesys representatives on the Abgenix Board of Directors at the time of such decision or in the event there is no Cell Genesys representative serving as a director at such time, then on the decision set forth in writing from the Chief Executive Officer of Cell Genesys."

     2. Section 2. Section 2 of the Original Agreement shall be amended in its entirety to read as follows:


          2.   Change of Control of Cell Genesys.

          2.1 It is the intent of the parties that, for so long as Cell Genesys owns or controls at least a majority of the Abgenix Voting Stock, upon a Change of Control of Cell Genesys (as defined in Section 2.3) (or if Abgenix is merged with or into Cell Genesys in anticipation of such Change of Control of Cell Genesys, then upon the closing of the merger of Abgenix with or into Cell Genesys), then each share of Abgenix Voting Stock held by a director or employee of Abgenix shall become subject to the provisions of Section 2.2, and each option to acquire a share of Abgenix Voting Stock held by a director or employee of Abgenix shall become subject to the provisions of Section 2.2. The parties agree to use their reasonable best efforts to effectuate this intent, including without limitation in pursuing a permit from the California Department of Corporations, if necessary. The provisions of Section 2 shall terminate after Cell Genesys ceases to own or control at least a majority of the Abgenix Voting Stock.

          2.2 If an employee or director of Abgenix holding shares or options issued at any time under the Abgenix stock plans has served as an employee or director of Abgenix for one year or more as of the date of a




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Change of Control of Cell Genesys and following such Change of Control of Cell
Genesys the employee's or director's Continuous Status as an Employee or Consultant (as defined in the Abgenix stock plans) terminates as a result of an Involuntary Termination other than for Cause (as such terms are defined below in Section 2.3) at any time within 24 months following such Change of Control of Cell Genesys, then 100% of such employee's or director's shares and options shall automatically be accelerated in full so as to become completely vested and fully exercisable.

          2.3 For purposes of Section 2 the terms set forth below shall have the following definitions:

               (a) "Change of Control" means the occurrence of any of the following events:

                   (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Cell Genesys representing 50% or more of the total voting power represented by Cell Genesys' then outstanding voting securities; or

                   (ii) A change in the composition of the Board of Directors of Cell Genesys as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (A) are directors of Cell Genesys as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of Cell Genesys in which such person is named as a nominee for election as a director without objection to such nomination) of at least three-quarters of the Incumbent Directors at the time of such election or nomination; or

                   (iii) The stockholders of Cell Genesys approve (x) a merger or consolidation of Cell Genesys with any other corporation, other than a merger or consolidation which would result in the voting securities of Cell Genesys outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls Cell Genesys or controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Cell Genesys, such surviving entity or the entity that controls Cell Genesys or controls such surviving entity outstanding immediately after such merger or consolidation, or (y) the stockholders of Cell Genesys approve a plan of complete liquidation of Cell Genesys or an agreement for the sale or disposition by Cell Genesys of all or substantially all Cell Genesys' assets.

               (b) "Involuntary Termination" means (i) the elimination of an employee's job position or a material reduction of the employee's job position or a material reduction of the employee's duties, authority or responsibilities, relative to the employee's job position or duties, authority or responsibilities as in effect immediately prior to such reduction; (ii) a reduction by the Company in the base salary of the employee as in effect immediately prior to such reduction; (iii) the relocation of the employee to a facility or a location more than 50 miles from the employee's then present location; or (iv) any other involuntary termination of the employee's employment without cause except in the event of disability.




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                   "Cause" means (i) any act of personal dishonesty, fraud or misrepresentation taken by an employee in connection with his responsibilities as an employee and intended to result in substantial gain or personal enrichment of the employee at the expense of the Company; (ii) the employee's conviction of a felony; (iii) improper disclosure of the Company's confidential or proprietary information by the employee; or (iv) the employee's continued failure to substantially perform his principal duties in a reasonable period of time after receipt of written notice from the Company.

     3. Section 6. Section 6 of the Original Agreement shall be amended and restated automatically upon the effectiveness of a registration statement under the Securities Act of 1933 for a public offering of Common Stock of Abgenix (an "Initial Public Offering") in its entirety to read as follows:

          6. Publicity. The parties acknowledge that it is their mutual interest to coordinate, as appropriate, public relation and investor relation communications. Each party further acknowledges that they have, or in the future may have public company disclosure obligations. In recognition of the above, and for so long as Cell Genesys owns or controls at least a majority of the Abgenix Voting Stock, the disclosing party will make reasonable efforts to allow the nondisclosing party to review all disclosing party press releases and public disclosures that relate to the nondisclosing party. If the nondisclosing party objects to a proposed public disclosure by the disclosing party that is not required by law or stock exchange regulation, the parties shall discuss the matter in good faith.

          Until an Initial Public Offering, Section 6 shall remain as set forth in the Original Agreement.

     4. Original Agreement. Except as set forth above, the remainder of the Original Agreement shall remain in full force and effect and shall be binding on all parties thereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


ABGENIX, INC.                           CELL GENESYS, INC.

By:  [SIG]                              By:  [SIG]
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Title:                                  Title:
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